CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    GENERAL AMERICAN INVESTORS COMPANY, INC.


         GENERAL AMERICAN INVESTORS COMPANY, INC., a Delaware corporation (the "Corporation"), hereby certifies as follows:

         FIRST: The Board of Directors of the Corporation duly adopted a resolution amending the Corporation's Restated Certificate of Incorporation by adding a new Article Tenth that reads as follows:

              ARTICLE TENTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, gross negligence or reckless disregard of the duties involved in the conduct of such director's office, or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such director derived an improper personal benefit.

         SECOND: This Certificate of Amendment has been duly adopted by the favorable vote of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, GENERAL AMERICAN INVESTORS COMPANY, INC. has caused this Certificate to be signed by Malcolm B. Smith, its President, and attested by John J. Smith, its Secretary, on the 28th day of April, 1987.

                                     GENERAL AMERICAN INVESTORS COMPANY, INC.


                                     By /s/ Malcolm B. Smith
[SEAL]                                  -------------------------------------
                                            Malcolm B. Smith,
                                            President

Attest:


By /s/ John J. Smith
  --------------------
       John J. Smith
       Secretary